Exhibit 5


                           Drinker Biddle & Reath LLP
                                One Logan Square
                              18th & Cherry Streets
                          Philadelphia, PA  19103-6996





                                   May 9, 2003


Harleysville  Group  Inc.
355  Maple  Avenue
Harleysville,  PA   19438

Re:  Registration  Statement  on  Form  S-8  (the  "Registration  Statement")

Ladies  and  Gentlemen:

     We have acted as counsel to Harleysville Group Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement, to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to 650,000 shares of the Company's common stock, par value $1.00 (the "Common Stock"), issuable pursuant to the Company's Employee Stock Plan, as amended (the "Plan").

     In connection with delivering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, the Company's Bylaws, the Plan, resolutions of the Company's Board of Directors and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Company. For issues of fact material to this opinion, we have examined and relied on certificates and other comparable documents of public officials and of officers of the Company.

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     Based  upon  the  foregoing  and  having  regard  for  such  other  legal considerations as we have deemed relevant, we are of the opinion that the Common Stock has been duly authorized for issuance, and when issued pursuant to the Registration Statement and in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable by the Company.

This opinion is limited to the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware (including decisional law thereunder), and we disclaim any opinion as to the laws of any other jurisdiction.

     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very  truly  yours,

                                /s/  Drinker  Biddle  &  Reath  LLP

                                DRINKER  BIDDLE  &  REATH  LLP